CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #792/794, to the Registration Statement on Form N-1A of Advisors Series Trust, and to the use of our report dated May 25, 2017 on the financial statements and financial highlights of Aasgard Dividend Growth Small & Mid-Cap Fund. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
July 27, 2017